UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 7, 2004

Glowpoint, Inc.
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(Exact name of Registrant as Specified in its Charter)

Delaware	0-25940	77-0312442

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Long Avenue Hillside, NJ 07205
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(Address of Principal Executive Officers) (Zip Code)

(973) 282-2000
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(Registrant's telephone number, including area code)

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(Former name or former address, if changed since past report)

Item 5.02(b). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

James Kuster, a director of Glowpoint, Inc. (“Glowpoint”), advised Glowpoint that he was resigning from Glowpoint’s board of directors effective September 7, 2004. Mr. Kuster’s resignation is the result of his accepting a new position at a company whose internal guidelines require him to resign from all of his existing board positions, including Glowpoint, and was not the result of any disagreement between Mr. Kuster and Glowpoint.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.

Dated: September 7, 2004	/s/ David C. Trachtenberg David C. Trachtenberg Chief Executive Officer & President